Exhibit 23.2

William M. Aul

Attorney at Law

7676 Hazard Center Drive, Suite 500

San Diego, California 92108

TEL: 619-497-2555

FAX: 619-542-0555

_________ __, 2006

The Board of Directors

Premier Indemnity Holding Company

3001 North Rocky Point Drive, Suite 200

Tampa, Florida 33607

Ladies and Gentlemen:

I have acted as special legal counsel to Premier Indemnity Holding Company, a Florida corporation (the “Company”) in connection with the public offering of 17,500,000 shares of the Company s common stock, $0.001 par value which includes 15,000,000 shares to be sold by the Company and 2,500,000 shares to be sold by a selling shareholder (collectively, the “Shares”), in connection with a Registration Statement on Form SB-2, (File No. 333-132482), as amended, (“Registration Statement”) which was originally filed with the Securities and Exchange Commission (“Commission”) on March 16, 2006. I am rendering this opinion to you pursuant at your request.

Capitalized terms used herein, unless otherwise defined, have the meanings attributed to them in the Registration Statement.

1.	Factual Examination.

1.1         Documents and Other Information. I have examined and relied on the following documents:

(a)	the Registration Statement;

(b)	the Effective and Final Prospectuses;

(c)	all Exhibits to the Registration Statement;

(d)         a Certificate of the Office of the Secretary of State for the State of Florida dated _________, 2006 stating that the Company is in good standing and has a legal existence in the State of Florida;

(e)         minutes and written consents of the Directors and Stockholders from April 22, 2005 to the present;

(f)         an Officer s Certificate executed by the President and Chief Financial Officer of the Company dated as of _________ 2006 (the “Officer’s Certificate”).

The documents described in paragraphs (a) through (f) are hereinafter referred to as the “Company Documents.”

I have also relied on confirmation pursuant to a telephone conversation with ______________ of the Commission on __________ 2006, that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, as of __.m. on ________ 2006 and that the Company s Registration Statement under the Securities Exchange Act of 1934 has been declared effective as of __.m. on ___, 2006.

1.2	Scope of Inquiry; Certain Assumptions.

(a)         In preparing this opinion, I have examined only those documents indicated above. Whenever the phrase “to my knowledge” appears in the opinions set forth below, it means that, in the course of my investigation described above, no facts have come to my attention in connection with the preparation and filing of the Registration Statement and Prospectus indicating to the contrary.

(b)         With your permission, I have assumed (i) the genuineness of all signatures (with the exception of the Company with respect to the Registration Statement) the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as drafts or copies, and the authenticity of all such originals; (ii) that each person who is executing or has executed the Registration Statement and Company Documents provided to me are complete and correct copies which contain the entire agreement of the parties thereto necessary for me to render the opinions contemplated herein, and that there are no other documents nor any oral agreements or other circumstances that will or do in any way alter or vary the provisions of the Company Documents.

(c)         With your permission I have also assumed (i) that you are duly incorporated, validly existing and in good standing under the laws of the jurisdiction of your incorporation; (ii) that you are fully authorized and qualified under your charter and bylaws and under federal law and any applicable laws and regulations of the jurisdiction of your incorporation to transact business generally;

(d)         I specifically advise you that, with your consent, I have not conducted a litigation or docket search in respect to any pending items of litigation, but have confirmed through an inquiry of the attorneys in this firm performing legal services for the Company that I do not represent the Company in any matter of the type described in the opinion given in paragraph 2.6 herein, other than as set forth in the Registration Statement.

2.            Opinion. On the basis of the foregoing, and subject to the qualifications and assumptions set forth herein, I am of the opinion that, as of the date hereof:

2.1         The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power to own or lease its properties and conduct its business as described in the Final Prospectus, and, to our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary.

2.2         The authorized, and to our knowledge, issued and outstanding Common Stock of the Company as of ________ 2006 is as set forth under the caption “Capitalization” in the Final Prospectus, and the Common Stock conforms to the description thereof contained under the caption “Description of Securities” in the Final Prospectus. The Shares, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued, fully paid and non-assessable. There are no preemptive or other rights to subscribe for or the purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company s Articles of Incorporation, as amended or Bylaws, or, to my knowledge, any agreement or other instruments to which the Company is a party or by which it is bound; and, to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Registration Statement gives rise to any rights, other than those which have been waived or satisfied, or relating to the registration of any shares of Common Stock except as to those listed in the Registration Statement under the caption “Selling Stockholder.”

2.3         All corporate action on the part of the Company and its directors necessary for the authorization and issuance of the Shares has been taken.

2.4         The Registration Statement and all post-effective amendments filed as of the date hereof have become effective under the Securities Act and, to my knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been (a) instituted or (b) are pending before or (c) are contemplated by, the Commission and any and all filings required by the Rules and Regulations have been made. The Registration Statement and the Effective Prospectus and the Final Prospectus and any amendment or supplement thereto as of their respective effective dates comply in all material respects with the requirements of the Securities Act and the Rules and Regulations (provided, however, that I express no opinion on the financial statements, schedules, or other financial or statistical data).

2.5         All descriptions in the Effective Prospectus and the Final Prospectus of contracts and other documents, and United States statutes, regulations, legal or governmental proceedings are accurate and fairly present the information required to be shown; and, to our knowledge, there are no contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed, nor, to our knowledge, is there any pending or threatened litigation or any United States governmental proceeding, statute or regulation required to be described in the Effective Prospectus which is not so described.

2.6         To my knowledge, the Company is not in violation of any material rule, regulation, or order issued by the Florida Department of Insurance Regulation with its current business operations.

Although I have not independently verified, am not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of my participation and conferences with, among others, directors, officers and other representatives of the Company at which the contents of the Registration Statement and related matters were discussed, no facts have come to my attention that have caused me to believe that the Registration Statement (except for any financial statements and notes thereto and the schedules and other financial and statistical data contained therein, as to which I express no opinion) contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in the light of circumstances under which they were made, not misleading.

3.            Qualifications and Assumptions. In addition to the matters set forth in Section 1.2 above, my opinion above is subject to and limited by the effect of the following qualifications, limitations and assumptions:

3.1         Bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, marshalling and other laws relating to or affecting the rights of creditors generally and relating to equitable principles of general application, including but not limited to those matters set forth specifically herein.

This opinion relates only to matters as of the date hereof, and I express no opinion with respect to any matter occurring after the date hereof.

The opinions herein are limited to the laws of the State of California, the corporate laws of the State of Florida and the federal laws of the United States, each as in effect on the date hereof. I express no opinion with respect to laws becoming effective after the date hereof.

This opinion is provided at your request and solely for use by you. This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, filed with or delivered to any government agency or to any other person, without my prior written consent. My opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

WILLIAM M. AUL